UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50584

Date of Report: May 20, 20 10

LD HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	98-0335555
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

1070 Commerce Drive, Building II, Suite 303, Perrysburg, OH 43551
 (Address of principal executive offices) (Zip Code)

(419) 873-1111
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

LD Holdings, Inc. anticipates over the next few weeks and months, that the company will start to accelerate its business plan which is to fill a void in the sale and transfer of "Baby Boomer" aged businesses to the next generation of entrepreneurs.  The void in the market place is companies between $2 - $20 million in sales and $.5 - $3 million in EBITDA.  This segment is generally too large for individual investors to finance and too small to attract institutional financing.

The company's plan is to bring together businesses that are for sale, next generation entrepreneurial management and financing with a key element of financing being small Angel Investors from around the world.  Collaborations, partnerships, reorganizations, spin-offs, joint ventures and other means will be used to enhance shareholder value.

Through its wholly-owned subsidiary, LD Financial, Inc., the company has started providing consulting services to corporate clients through its Business Services Division.  This Division of LD Financial will initially target a tri-state area consisting of Ohio, Indiana and Michigan and has started generating revenue.   Plans are to establish additional regional offices over the next 12 - 18 months.

LD Financials’ Business Services Division’s initial marketing efforts will focus on businesses that are in need of additional sales in this period of economic stress.  Many of these programs are designed with a small monthly retainer and results-based compensation that is based on the incremental increase in sales achieved for the client.  Additional consulting services include: business partnering or company sale, corporate financing and executive search, as well as general consulting services in terms of strategic corporate planning.

Another wholly-owned unit, is being launched with experienced management personnel and will source acquire and manage companies that operate in an underserved segment of the small business market.  This segment is companies with sales between $2-20 million.  It is LD Holdings goal to acquire 40-50 of these companies with an average $10 million in sales, over the next 5-7 years.  These companies should be rampable and scaleable to drive organic growth after acquisition.

The initial business unit is anticipated to be a "Local" Diner Concept, which has proven successful over the last five years, located near the company's headquarters in Perrysburg, Ohio.  The Diner Concept appeals to local repeat customers who are know on a first name basis and are greeted by attractive personable waitress staff and served consistent value-driven food items in generous portions.  The atmosphere has a local, "what's happening around town" flavor.  This sets the stage for the company to get its tentacles into the local community and has its loyal customer base as a source for finding businesses that are for sale.  Some of these customers will also become shareholders in the parent company.  It is anticipated the company will open or collaborate to have 10 -12 locations operating over a three state area (Ohio, Michigan, Indiana) over the next 12 - 18 months.

The foregoing description of the Diner Concept is attached as Exhibit A of this Form 8-K and incorporated herein by reference.

For more information about LD Holdings, Inc.'s business plan, please visit its website at www.ldholdings.com and/or its affiliated site at www.nanocapnation.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LD Holdings, Inc.

Dated: May 20, 2010	By: /s/ John Ayling
John Ayling, President

Exhibit A

Diner Concept

Business Summary

The "Model Diner" was founded in October, 2004 as a fast-casual diner that serves fast, fresh, traditional breakfast and lunch meals.  With a ‘60s and ‘70s mood, the diner was designed to create a community atmosphere as a good, old fashioned, friendly, neighborhood cafe.  The location puts the diner in the heart of a busy strip mall located near businesses and colleges.  The hours of operation are 6:00 AM – 2:00 PM Monday through Saturday and 7:00 AM – 2:00 PM Sunday and can seat up to 135 customers.  Due to its location, the diner caters mostly to male adult customers during the week with more family customers dinning on Saturday and Sunday.

Along with a great food selection at an economical price, customer satisfaction and superior service is the paramount objective.  The management and cooking staff are made up of seasoned restaurant entrepreneurs and managers.  The waitresses and other associates are generally recruited from local colleges or universities.  The Model Diner provides an unmet dining experience.  With variety, ambiance, friendly and superior staff, it has become a restaurant of choice for adults, couples, singles and families.  Customer experience is extremely important as an effective way of distinguishing the Model Restaurant and encourages repeat business.

At the end of the day, all restaurants are competing for the same home meal replacement dollar.  The casual dining restaurant and the fine dining restaurant are the two main segments in the restaurant industry.  If the food, service and atmosphere are better at the casual dining restaurant and price has become a factor as a result of economic conditions, the customer is more likely choose a value driven experience.

Our Model Diner is filling the need for casual, value driven, consistent quality food and the highest level of customer service.  It is anticipated that each Diner will average sales of $720,000 per year with a profit of about 16% of sales.

The company feels there is a significant business opportunity by establishing and providing the same casual dining experience in other select locations.  We intend to open or acquire 22 diners over the next three years, duplicating this Model Diner's success.  We conservatively estimate the financial results to yield total revenues of $15.8 million with a profit of about 16% of sales.

We intend to take financial advantage of the empty facilities that are a result of the recent down-turn in commercial building demand.  We will also be looking for those “Baby Boomer” restaurant owners who are looking for a way to sell or improve their business.

The new diner outlets will preferably be located in towns with a college or university from which to expand staff and within 250 miles of Perrysburg, Ohio.  A target acquisition restaurant should have a manager in place that can continue running the business on a post-acquisition basis with additional experienced staff.

In our first full year of operations, the plan is to acquire or start at least 4 restaurants that total $2.9 million sales with a net profit of over $.5 million.

We intend to implement our acquisition pace as shown in the table below:

Year	New Acquisitions	Total Acquisitions
Year 1	4	4
Year 2	8	12
Year 3	10	22

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Act of 1934.  Statements contained in this release that are not historical facts may be deemed to be forward-looking statements.  Investors are cautioned that forward-looking statements are inherently uncertain.  Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing and regulatory and shareholder approvals for anticipated actions.